EXHIBIT 21.1

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                           SUBSIDIARIES OF THE COMPANY

State or Jurisdiction
   of Organization                    Subsidiaries

Delaware                              Bridge Oil (U.S.A.) Inc.
Delaware                              DMLP Co.
Netherlands                           D, P & D Investments B.V.
Delaware                              Mesa Environmental Ventures Co.
Texas                                 Mesa Offshore Royalty Partnership
Delaware                              P&PCanada LP Co.
Delaware                              Parker & Parsley Argentina, Inc.
Turks and Caicos Islands              Parker & Parsley Capital LLC
Australia                             Parker & Parsley Petroleum Australia Holdings Pty Limited
Australia                             Parker & Parsley Petroleum Australia Pty Limited
Delaware                              Pioneer Internatonal Resources Company
Texas                                 Pioneer Natural Gas Company
Argentina                             Pioneer Natural Resources (Argentina) S.A.
Canada                                Pioneer Natural Resources Canada Inc.
Cayman Islands                        Pioneer Natural Resources (Cayman) Ltd.
Texas                                 Pioneer Natural Resources  Scholarship Foundation
South Africa                          Pioneer Natural Resources South Africa (Pty) Limited
Argentina                             Pioneer Natural Resources (Tierra Del Fuego) S.A.
Delaware                              Pioneer Natural Resources USA, Inc.
Delaware                              Pioneer Resources Inc.
Bahamas                               Pioneer Resources Africa, Ltd.
Delaware                              Pioneer Resources China, Inc.
Bahamas                               Pioneer Resources Gabon - Olowi Ltd.
Delaware                              Pioneer Resources Producing L.P.
Texas                                 Pioneer Uravan, Inc.
Delaware                              Westpan NGL Co.


                                      Partnerships that Pioneer Natural Resources USA, Inc.
                                      is the managing general partner
                                      -------------------------------

Texas                                 Parker & Parsley 81-I, Ltd.
Texas                                 Parker & Parsley 81-II, Ltd.
Texas                                 Parker & Parsley 82-I, Ltd.
Texas                                 Parker & Parsley 82-II, Ltd.
Texas                                 Parker & Parsley 82-III, Ltd.
Texas                                 Parker & Parsley 83-A, Ltd.
Texas                                 Parker & Parsley 83-B, Ltd.
Texas                                 Parker & Parsley 84-A, Ltd.
Texas                                 Parker & Parsley 85-A, Ltd.
Texas                                 Parker & Parsley 85-B, Ltd.
Texas                                 Parker & Parsley Private Investment 85-A Ltd.
Texas                                 Parker & Parsley Selected 85 Private Investment, Ltd.
Texas                                 Parker & Parsley 86-A, Ltd.
Texas                                 Parker & Parsley 86-B, Ltd.
Texas                                 Parker & Parsley 86-C, Ltd.
Texas                                 Parker & Parsley Private Investment 86, Ltd.
Delaware                              Parker & Parsley 87-A, Ltd.
Delaware                              Parker & Parsley 87-B, Ltd.
Delaware                              Parker & Parsley 87-A Conv., Ltd.


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                                      Partnerships that Pioneer Natural Resources USA, Inc.
                                       is the managing general partner
                                      -------------------------------

Delaware                              Parker & Parsley 87-B Conv., Ltd.
Delaware                              Parker & Parsley Private Investment 87, Ltd.
Delaware                              Parker & Parsley Producing Properties 87-A, Ltd.
Delaware                              Parker & Parsley Producing Properties 87-B, Ltd.
Delaware                              Parker & Parsley 88-A, L.P.
Delaware                              Parker & Parsley 88-B, L.P.
Delaware                              Parker & Parsley 88-C, L.P.
Delaware                              Parker & Parsley 88-A Conv., L.P.
Delaware                              Parker & Parsley 88-B Conv., L.P.
Delaware                              Parker & Parsley 88-C Conv., L.P.
Delaware                              Parker & Parsley Private Investment 88, L.P.
Delaware                              Parker & Parsley Producing Properties 88-A, L.P.
Delaware                              Parker & Parsley 89-A, L.P.
Delaware                              Parker & Parsley 89-B, L.P.
Texas                                 Parker & Parsley 89-A Conv., L.P.
Texas                                 Parker & Parsley 89-B Conv., L.P.
Delaware                              Parker & Parsley Private Investment 89, L.P.
Delaware                              Parker & Parsley 90-A Conv., L.P.
Delaware                              Parker & Parsley 90-B Conv., L.P.
Delaware                              Parker & Parsley 90-C Conv., L.P.
Delaware                              Parker & Parsley 90-A, L.P.
Delaware                              Parker & Parsley 90-B, L.P.
Delaware                              Parker & Parsley 90-C, L.P.
Delaware                              Parker & Parsley Private Investment 90 Conv., L.P.
Delaware                              Parker & Parsley 90 Spraberry Private Development Conv., L.P.
Delaware                              Parker & Parsley 91-A, L.P.
Delaware                              Parker & Parsley 91-B, L.P.
Delaware                              Parker & Parsley 91-A Conv., L.P.
Delaware                              Parker & Parsley 91-B Conv., L.P.
Texas                                 Midkiff Development Drilling Program, Ltd.






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